Exhibit 16.1
EXHIBIT 16 TO FORM 8-K

June 23, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Gentlemen:

We have read Item 4.01 of Form 8-K dated June 23, 2005, of Capital Senior Living Corporation and are in agreement with the statements contained in Item 4.01 (a) the first, second, fourth and fifth paragraphs on page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

/s/ Ernst & Young LLP
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Ernst & Young LLP